SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 1, 2012
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 CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

Reference is made to the disclosure under the caption “Antitrust Matters” in Item 3 of the annual report on Form 10-K of Church & Dwight Co., Inc.  (the “Company”), and particularly the summary of claims against the Company made by Mayer Laboratories, Inc. (“Mayer Labs”) included in the third paragraph of the disclosure.  On March 1, 2012, the United States District Court for the Northern District of California issued an opinion and order granting the Company’s motion for summary judgment and dismissed  all of Mayer Labs’ claims, other than the claim that the Company tortiously interfered with an alleged exclusive business arrangement between Mayer Labs and its supplier.  The Court, among other things, rejected Mayer's allegations that the Company's sales and marketing practices related to shelf space allocation for condoms and other related activities were illegal under federal and state antitrust laws.   Mayer Labs has 30 days from the date of the Court’s order to appeal the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	March 2, 2012	By:	/s/ Patrick D. de Maynadier
		Name:	Patrick D. de Maynadier
		Title:	Executive Vice President, General Counsel and Secretary